EXHIBIT 99.2

BIO-LOGIC SYSTEMS CORP. FINANCIAL STATEMENTS

AS OF AND FOR THE THREE AND NINE MONTHS

ENDED NOVEMBER 30, 2005 AND 2004

Table of Contents

Condensed Consolidated Balance Sheets at November 30, 2005 (Unaudited) and February 28, 2005	2

Condensed Consolidated Statements of Operations and Retained Earnings for the three months and nine months ended November 30, 2005 and 2004 (Unaudited)	3

Condensed Consolidated Statements of Cash Flows for the nine months ended November 30, 2005 and 2004 (Unaudited)	4

Notes to Unaudited Condensed Consolidated Financial Statements (Unaudited)	5

Bio-logic Systems Corp.

Condensed Consolidated Balance Sheets

(In Thousands)

	November 30, (unaudited) 2005	February 28, 2005
ASSETS

Current Assets:
Cash and cash equivalents	$15,866	$14,866
Accounts receivable, net	6,107	6,361
Inventories, net	2,717	2,251
Prepaid expenses	220	244
Deferred income taxes	1,505	1,688

Total current assets	26,414	25,410

Property, Plant and Equipment, Net	2,022	1,940
Intangible Assets, Net	2,620	2,389
Other Assets	80	128
Other Receivables	135	340

Total Assets	$31,272	$30,207

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$1,783	$1,949
Accrued salaries and payroll taxes	1,874	1,476
Accrued interest and other expenses	1,429	1,551
Accrued income taxes	(263)	318
Deferred revenue	1,126	1,242

Total current liabilities	5,948	6,536

Long-Term Liabilities:
Long-term liabilities	33	33
Deferred income taxes	1,149	877

Total liabilities	7,130	7,446

COMMITMENTS	—	—

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value; authorized, 40,000,000 shares; 6,741,245 issued and outstanding at November 30, 2005; 6,573,625 issued and outstanding at February 28, 2005;	67	66
Additional paid-in capital	5,940	5,369
Deferred compensation expense	(243)	—
Retained earnings	18,377	17,326

Total stockholders’ equity	24,141	22,761

Total Liabilities and Stockholders’ Equity	$31,272	$30,207

The accompanying notes are an integral part of these statements.

Bio-logic Systems Corp.

Condensed Consolidated Statement of Operations and Retained Earnings

(Unaudited)

(In Thousands, Except Share and Per Share Data)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2005	2004	2005	2004
Net Sales	$8,707	$7,765	$23,972	$22,257

Cost of Sales	3,201	2,775	8,459	7,542

Gross Profit	5,506	4,990	15,513	14,715

Operating Expenses:
Selling, general & administrative	4,619	3,183	10,921	9,518
Research & development	1,155	1,094	3,499	3,372

Total operating expenses	5,774	4,277	14,420	12,890

Operating Income	(268)	713	1,094	1,825

Other Income	143	26	339	79

Income Before Income Taxes	(125)	739	1,432	1,904
Provision for Income Taxes	(93)	67	381	415

Net Income	$(32)	$672	$1,051	$1,489
Retained Earnings, Beginning of Period	18,409	16,261	17,326	15,444

Retained Earnings, End of Period	$18,377	$16,933	$18,377	$16,933

Earnings Per Share:
Basic	$(0.01)	$0.11	$0.16	$0.23

Diluted	$(0.00)	$0.10	$0.14	$0.21

Average Number of Shares Outstanding:
Basic	6,732,089	6,326,526	6,664,831	6,368,604

Diluted	7,503,775	6,949,472	7,358,226	6,882,857

The accompanying notes are an integral part of these statements.

Bio-logic Systems Corp.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In Thousands)

	Nine Months Ended November 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,051	$1,489
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	591	521
Deferred income tax provision	455	371
Deferred compensation expense	35	—
(Increases) decreases in assets:
Accounts receivable	255	530
Inventories	(466)	(400)
Prepaid expenses	24	216
Increases (decreases) in liabilities:
Accounts payable and overdrafts	(166)	588
Accrued liabilities and deferred revenue	160	(269)
Accrued income taxes	(582)	(358)

Net cash flows provided by operating activities	1,357	2,688

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	191	(420)
Intangible assets	(1,094)	(434)
Other assets	47	(288)
Other receivables	205	526

Net cash flows provided by (used in) investing activities	(651)	(616)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	294	215

Net cash flows provided by financing activities	294	215

INCREASE IN CASH AND CASH EQUIVALENTS	1,000	2,287

CASH AND CASH EQUIVALENTS - Beginning of period	14,866	12,750

CASH AND CASH EQUIVALENTS - End of period	$15,866	$15,037

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS:
Cash paid during the period for:
Income taxes (net of refunds)	$508	$418

The accompanying notes are an integral part of these statements.

Bio-logic Systems Corp. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

These unaudited interim condensed consolidated financial statements of Bio-logic Systems Corp. (the “Company”) were prepared under the rules and regulations for reporting on Form 10-Q. Accordingly, the Company omitted some information and footnote disclosures normally accompanying the annual financial statements. You should read these interim financial statements and notes in conjunction with the Company’s audited consolidated financial statements and their notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2005, as filed with the Securities and Exchange Commission on May 27, 2005 (the “Annual Report”). In the opinion of management, the unaudited condensed consolidated financial statements include all adjustments necessary for a fair statement of the results of operations, financial position and cash flows for the interim periods. All adjustments were of a normal recurring nature. The results for the interim periods presented are not necessarily indicative of the results that may be expected for any future period. The following information should be read in conjunction with the consolidated financial statements and accompanying notes included in Bio-logic Systems Corp.’s Annual Report on Form 10-K for the year ended February 28, 2005.

Consolidation—The consolidated financial statements include the Company and its wholly owned domestic subsidiary, Bio-logic Holding Inc., and its wholly owned foreign subsidiary, Bio-logic Systems Corp., Ltd. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents—Cash equivalents include all highly liquid investments purchased with maturities of three months or less.

Concentration of Credit Risk—The Company maintains cash balances at several financial institutions located predominantly in the United States, as well as in Israel and Poland. The majority of the Company’s investments is in money market accounts in the United States, and is insured by the Federal Deposit Insurance Corporation up to $100,000. Cash in foreign bank accounts is not insured. Uninsured balances in the aggregate were approximately $15,628,000 and $15,174,000 at November 30, 2005 and February 28, 2005, respectively. The Company has not experienced any losses in such accounts, and management believes it is not exposed to any significant risk of loss of cash and cash equivalents.

Accounts Receivable—The majority of the Company’s accounts receivable are due from companies in the medical and health care industries. Credit is extended based on an evaluation of a customer’s financial condition. New customers not affiliated with governments, hospitals or universities are generally subject to a deposit. Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts, and are generally due within 30 days for domestic customers and 60 days for international customers. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due and the Company’s previous loss history. The Company writes off accounts receivable when the Company determines that they are not collectable, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. Charges for doubtful accounts are recorded in selling, general and administrative expenses.

Inventories—Inventories consist principally of components, parts and supplies, and are stated at the lower of cost, determined by the first in, first out method, or market. Inventories (in thousands) consist of the following:

	November 30, 2005	February 28, 2005
Raw Materials	$1,728	$1,587
Work In process	1,418	974
Finished Goods	434	414

Gross Inventory	3,580	2,975
Less Reserves	863	724

Net Inventory	$2,717	$2,251

Property, Plant and Equipment—Property, plant and equipment are stated at cost. The cost of maintenance and repairs is charged to income as incurred, and significant renewals and betterments are capitalized. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, ranging from three years to forty years.

Intangible Assets—Intangible assets consist primarily of capitalized software costs for research and development, as well as certain patent, trademark and license costs. Capitalized software development costs are recorded in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed,” with costs being amortized using the straight-line method over a five-year period. Patent, trademark and license costs are amortized using the straight-line method over their estimated useful lives of five years. On a periodic basis, management reviews the valuation of intangible assets to determine if there has been impairment by comparing the related assets’ carrying value to the undiscounted estimated future cash flows and/or operating income from related operations.

The following table (in thousands) summarizes the components of gross and net intangible asset balances:

	November 30, 2005			February 28, 2005
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Capitalized research and development	$3,515	$(1,007)	$2,508	$2,938	$(678)	$2,260
Patents and trademarks	182	(128)	55	182	(106)	76
Licenses	199	(142)	57	174	(121)	53

Total amortizable intangible assets	$3,896	$(1,276)	$2,620	$3,294	$(905)	$2,389

Long-Lived Assets—The Company regularly reviews long-lived assets for impairment in accordance with SFAS No. 144, “Accounting for the Impairment of Long-Lived Assets.” No impairment was realized for the nine-month periods ended November 30, 2005 and 2004.

Other Assets—Other assets consist mainly of long-term trade receivables. Any required reserves for long-term trade receivables are recorded as part of the allowance for doubtful accounts. There are currently no reserve requirements for long-term receivables.

Revenue Recognition—The Company derives revenue from the sales of electrodiagnostic systems, disposable supplies, extended warranty contracts, non-warranty repair, and governmental research and development contracts. With the exception of domestic customers associated with certain group purchasing contracts, the terms of sale for systems and related supplies are generally FOB shipping point.

Domestically, the Company sells its neurology and sleep systems through a direct sales force, and uses a dealer network to sell its hearing screening and diagnostic systems. Internationally, the entire line of electrodiagnostic systems and supplies is sold through distributors located in various countries. There is no general right for a customer, dealer or distributor to return product. All sales are final, regardless of the distribution channel; returns are rare and are usually allowed only due to order error or quality concerns.

The Company recognizes revenue when it is realized or realizable and earned, in accordance with Statement of Position No. 97-2, Software Revenue Recognition; specifically, when there is persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured. Set-up and training revenue related to system sales is not recognized until the service is completed. Revenue from the performance of non-warranty repair activities is recognized in the period in which the work is performed. Revenue from extended warranty contracts is recognized over the life of the warranty. The Company carries a sales reserve that reduces revenue for potential future product returns, as well as unperformed set-up and training, and reviews its adequacy quarterly. To date, this reserve has been insignificant.

Revenue from research and development contracts relate to governmental grants awarded by the National Institute of Health. The grants cover reimbursement of specific expenses related to the feasibility and development of projects for which the grants were given, and the Company recognizes revenue in the same period the qualifying costs are incurred. The Company’s obligation is to perform these feasibility and development activities in accordance with the terms of the grants, with no obligation for the work to result in a successful outcome such as a new product or successful discovery.

Advertising—Advertising costs are expensed as incurred.

Research and Development Costs—Research and development (R&D) costs are expensed as incurred. Capitalized research and development costs reflect internally generated software development costs associated with bringing new products to market, or significantly adding new features and functions to existing products. Accounting for software development costs is in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, Or Otherwise Marketed.” Specifically, (a) R&D costs incurred in determining technological feasibility are expensed; (b) all material costs from the point where technological feasibility is determined up to the point when the product is available for general release to customers are capitalized; and (c) capitalization ceases when the developed product is available for general release to customers.

Income Taxes—Deferred tax assets and liabilities are computed annually for differences between the financial statement bases and tax bases of assets and liabilities using enacted tax rates for the years in which the differences are expected to become recoverable. A valuation allowance is established where necessary to reduce deferred tax assets to the amount expected to be realized.

Deferred Federal income taxes are not provided for the undistributed earnings of the Company’s foreign subsidiary. Undistributed foreign earnings were $2,430,000 and $2,913,835 as of November 30, 2005 and February 28, 2005, respectively.

Use of Estimates—In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments—The Company’s financial instruments include cash equivalents, accounts receivable and accounts payable. The carrying value of cash equivalents, accounts receivable and accounts payable approximate their fair value because of the short-term nature of these instruments.

Shipping and Handling Costs—In accordance with Emerging Issues Task Force 00-10, “Accounting for Shipping and Handling Fees and Costs,” the Company has reflected billings to customers for freight and handling as net sales and for associated freight-out as cost of sales.

Stock-Based Compensation—The Company maintains a stock incentive plan under which it makes stock and option grants to employees and non-employee directors. The Company accounts for the option grants under this plan under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. All options granted under the Company’s plan have an exercise price equal to or greater than the market value of the underlying common stock on the date of the grant. No compensation costs are recognized for these stock option grants.

In July 2005 the Company granted restricted stock to the members of its Board of Directors. In accordance with Financial Accounting Standards Board (FASB) SFAS No. 123, “Accounting for Stock-Based Compensation,” the fair value on the date of the grant was used to determine the amount of associated compensation expense to be initially recorded by the Company as deferred compensation expense in the equity section of the balance sheet. This amount will be charged to operating expense over the vesting period associated with each individual grant. Recognized compensation expense associated with the vesting of restricted shares was approximately $26,000 for the quarter ended November 30, 2005.

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of Financial Accounting Standards Board (FASB) SFAS No. 123, “Accounting for Stock-Based Compensation,” to stock-based compensation.

	Three Months Ended November 30,		Nine Months Ended November 30,
	2005	2004	2005	2004
Net income, as reported	$(32)	$672	$1,051	$1,489
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(116)	(182)	(395)	(530)

Pro-forma net income	$(148)	$490	$656	$959

Earnings per share:
Basic - as reported	$(0.01)	$0.11	$0.16	$0.23

- pro forma	$(0.02)	$0.08	$0.10	$0.15

Diluted - as reported	$(0.00)	$0.10	$0.14	$0.21

- pro forma	$(0.02)	$0.07	$0.09	$0.13

See “Recent Accounting Pronouncements” below for a discussion of SFAS No. 123 (revised 2004), “Share-Based Payment,” which is a revision of SFAS No. 123.

Earnings per Share (EPS)—Basic EPS is based on the weighted average number of shares outstanding during the year. Diluted EPS is based on the combination of weighted average number of shares outstanding and dilutive potential shares.

Comprehensive Income—SFAS No. 130, “Reporting Comprehensive Income,” requires disclosure of the components of and total comprehensive income in the period in which they are recognized in the financial statements. Comprehensive income is defined as the change in equity (net assets) of a business enterprise arising from transactions and other events and circumstances from non-owner sources. It includes all changes in stockholders’ equity during the reporting period, except those resulting from investments by owners and distributions to owners. The Company does not have changes in stockholders’ equity other than those resulting from investments by and distributions to owners. The functional currency for the Company’s international operations is the U.S. dollar.

Product Line, Customer and Geographic Information

Revenue (in thousands) by product line is as follows:

	Three Months Ended November 30,		Nine Months Ended November 30,
	2005	2004	2005	2004
Electrodiagnostic products and systems	$6,150	$5,558	$16,570	$16,106
Supplies, service, and repair	2,557	2,207	7,402	6,151

Total	$8,707	$7,765	$23,972	$22,257

Revenue (in thousands) from customers by geographic area is as follows:

	Three Months Ended November 30,		Nine Months Ended November 30,
	2005	2004	2005	2004
United States	$7,395	$6,246	$20,174	$17,867
Europe and Asia	735	1,166	2,097	3,012
All other	577	353	1,701	1,378

Total	$8,707	$7,765	$23,972	$22,257

For the fiscal quarters ended November 30, 2005 and 2004, there were no sales to a single customer that accounted for greater than 10% of revenue.

Long-lived assets include fixed assets (property, plant and equipment) and intangible assets. The Company has fixed assets in the United States and overseas. All intangible assets are domiciled in the United States. Long-lived assets in the United States and all foreign countries, in total (in thousands), are as follows:

	November 30,	February 28,
	2005	2005
United States	$4,633	$4,308
All other	9	21

Total	$4,642	$4,329

Contingencies

On April 22, 2004, two plaintiffs filed a product liability claim against us and certain other defendants seeking specific damages of $12,300,000, as well as unspecified damages for future loss of income earning capacity. A brief description of this lawsuit may be found in Part II, Item 1 to this Form 10-Q. On July 11, 2005, the attorneys for the plaintiff signed a stipulated limited judgment of dismissal, dismissing the Company from the lawsuit.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). SFAS 123R supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and amends SFAS No. 95, “Statement of Cash Flows.” Generally, the approach in SFAS 123R is similar to that described in SFAS 123. SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Pro forma disclosure will no longer be allowed. Public companies, other than those filing as small business issuers, will be required to apply SFAS 123R as of the first reporting period of the registrant’s first fiscal year beginning on or after June 15, 2005. The Company expects to adopt SFAS 123R in fiscal 2007.

SFAS 123R permits public companies to adopt its requirement using one of two methods: (1) a “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS 123R for all awards granted to employees prior to the effective date of SFAS 123R that remain unvested on the effective date; or (2) a “modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

As permitted by SFAS 123, the Company currently accounts for share-based payments to employees using the intrinsic value method under APB Opinion No. 25, and as such, the Company generally recognizes no compensation cost for employee stock options. The Company intends to continue to apply APB Opinion No. 25 to equity-based compensation awards until the first quarter of fiscal 2007. Upon the Company’s adoption of SFAS 123R, the Company expects to use the modified prospective application transition method without restatement of prior interim or annual periods. This will result in the recognition of compensation cost based on the requirements of SFAS 123R for all equity-based compensation awards issued after March 1, 2006. For all equity-based compensation awards that are unvested as of March 1, 2006, compensation cost will be recognized for the unamortized portion of compensation cost not previously included in the SFAS 123 pro forma footnote disclosure. The Company is currently evaluating the impact that adoption of SFAS 123R may have on the Company’s results of operations and financial position. The Company expects that the adoption could have a material effect on the Company’s results of operations, depending on the level and form of future equity-based compensation awards issued, but it should not have a material effect on the Company’s financial position.

Stock Split—On January 7, 2005, the Company’s Board of Directors declared a 3-for-2 stock split on the Company’s Common Stock, that was effected as a 50% stock dividend. The new shares and cash payments in lieu of fractional shares were distributed on February 11, 2005 to stockholders of record on January 26, 2005. The total number of authorized Common Stock shares and associated par value were unchanged by this action. As a result of the split, the Company’s stockholders received one additional share of the Company’s Common Stock for every two shares owned on January 26, 2005. Cash payments in lieu of fractional shares were based on the closing price of the Common Stock on the record date. All share and per-share amounts in the financial statements reflect the impact of the stock split for all periods presented.

Reclassification—Certain reclassifications were made to the fiscal 2005 balance sheet amounts to conform to current year financial presentation.